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                                                                    EXHIBIT 10.1

                        Addendum to Consultant Agreement
                                     Between
                         Image Sensing Systems, Inc. and
                               Arthur J. Bourgeois

Whereas the Consultant Agreement between Image Sensing Systems, Inc.(ISS or the "Company") and Art Bourgeois, dated May 7, 2002, states that "If ISS requires services associated with mergers or acquisitions, ISS agrees to negotiate terms of such additional services separate from this agreement." and

Whereas ISS now wishes to have an agreement with Mr. Bourgeois to utilize his services for mergers or acquisitions in the event such opportunities arise in the future, including the following services:

         o        valuation of target company

         o        negotiations with representatives of target company

         o        due diligence as part of acquisition

         o        valuation of ISS as part of merger opportunity

         o        negotiations with representatives of acquiring company

         o coordination of acquisition or merger with legal, tax and audit professionals

         o        due diligence as part of sale or merger;

Therefore ISS agrees to retain Mr. Bourgeois for merger and acquisition services that may arise in the future and to compensate him as follows:

1. In the event ISS pursues an acquisition of the assets or common stock of another business organization, services will be paid at a rate of $150 per hour

2. For merger or sale of the Company, ISS agrees to pay $42,000 (equal to six months retainer fees) in the event over 50% of the Company's common stock changes hands, substantially all of the assets of the Company are sold or the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in stock ownership of the Company to constitute a change in control of the Company. No fees are payable in the event the merger or sale fails to materialize.

In the event of a sale or merger, Mr. Bourgeois agrees to stay on with the merged Company at least 30 days to facilitate a transition in ownership control and financial reporting.

CONSULTANT

AGREED: /s/ Arthur J. Bourgeois                      Dated   September 11, 2003
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            Arthur J. Bourgeois

IMAGE SENSING SYSTEMS, INC.

AGREED: /s/ James Murdakes,                          Dated   September 11, 2003
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            James Murdakes, Pres. & CEO